PROSPECTUS SUPPLEMENT                                         File No. 333-68747
----------------------
(To Prospectus and Prospectus Supplement dated May 6, 1999)       Rule 424(b)(3)
Prospectus number:  1919


                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue

                              Floating Rate Notes

Principal Amount: $425,000,000         Original Issue Date:  March 10, 2000

CUSIP Number:     59018S 4T8           Stated Maturity Date: March 11, 2002

Interest Calculation:                  Day Count Convention:
---------------------                  ---------------------
/x/  Regular Floating Rate Note        /x/  Actual/360
/ /  Inverse Floating Rate Note        / /  30/360
     (Fixed Interest Rate):            / /  Actual/Actual

Interest Rate Basis:
--------------------
/ /  LIBOR                             / /  Commercial Paper Rate
/ /  CMT Rate                          / /  Eleventh District Cost of Funds Rate
/ /  Prime Rate                        / /  CD Rate
/x/  Federal Funds (Open)              / /  Other (see attached)
/ /  Treasury Rate
     Designated CMT Page:              Designated LIBOR Page:
       CMT Telerate Page:               LIBOR Telerate Page:
       CMT Reuters Page:                LIBOR Reuters Page:


Index Maturity:         N/A               Minimum Interest Rate:  Not Applicable

Spread:                 0.190%            Maximum Interest Rate:  Not Applicable

Initial Interest Rate:  TBD               Spread Multiplier:      Not Applicable


Interest Reset Dates:   Daily, commencing March 10, 2000 through the maturity
                        date; subject to modified following business day convention

Interest Payment Dates: Monthly, on the 11th of each month, commencing April 11,
                        2000; subject to modified following business day convention

Federal Funds (Open):   The rate for a Reset Date shall be the rate set forth on
                        Telerate Page 5 for that day underneath the caption
                        "FEDERAL FUNDS" in the row titled "OPEN". If the rate is not available for a Reset Date, the rate for that Reset
                        Date shall be the Federal Funds Effective as published in the H.15 Daily Update.

Repayment at the
Option of the Holder:   The Notes cannot be repaid prior to the Stated Maturity
                        Date.

Redemption at the
Option of the Company:  The Notes cannot be redeemed prior to the Stated
                        Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                The Chase Manhattan Bank

Dated:                  March 7, 2000